Exhibit 99.1

RAI 2015-11

Contacts:	For Reynolds American:	For Lorillard:
	Media: David Howard	Media: Meaghan Repko
	(336) 741-3489	(212) 355-4449

	Investor Relations: Morris Moore	Investor Relations: Bob Bannon
	(336) 741-3116	(336) 335-7665

Reynolds American and Lorillard receive U.S. FTC clearance for proposed merger and related brand divestitures;

companies await final court approval on transactions

WINSTON-SALEM, N.C., and GREENSBORO, N.C. – May 26, 2015 – Reynolds American Inc. (NYSE: RAI) and Lorillard, Inc. (NYSE: LO) today announced that the U.S. Federal Trade Commission (FTC) has voted to accept a proposed consent agreement, authorizing RAI to close its proposed acquisition of Lorillard. The FTC clearance is subject to certain conditions, most of which the companies had previously agreed to as part of the related divestiture transactions announced in July 2014.

The closing of the acquisition and related transactions remains subject to certain other conditions described in the Joint Proxy Statement/Prospectus dated December 22, 2014. The remaining significant condition to closure of the transaction is approval from the federal district court overseeing United States v. Philip Morris USA Inc., et al. This case was brought by the U.S. Department of Justice in 1999 against several tobacco companies, including R.J. Reynolds Tobacco Company, an indirect subsidiary of RAI, and Lorillard Tobacco Company, a subsidiary of Lorillard, Inc.

Under the terms of the court’s remedial order entered in 2006, before R.J. Reynolds can transfer cigarette brands to Imperial Tobacco’s ITG Brands, LLC subsidiary, the court must enter an order finding that ITG Brands intends to and is capable of complying with the court’s remedial order in relation to the cigarette brands that ITG Brands is purchasing. The motion is unopposed, the matter has been briefed, and the court held a hearing with all parties on May 19, 2015.

The companies have requested that the court rule expeditiously, and they are confident that the acquisition and related transactions will close by the end of June 2015.

About Reynolds American Inc.

Reynolds American Inc. (NYSE: RAI) is the parent company of R.J. Reynolds Tobacco Company; American Snuff Company, LLC; Santa Fe Natural Tobacco Company, Inc.; Niconovum USA, Inc.; Niconovum AB; and R.J. Reynolds Vapor Company.

•	R.J. Reynolds Tobacco Company is the second-largest U.S. tobacco company. R.J. Reynolds’ brands include two of the best-selling cigarettes in the United States: Camel and Pall Mall. These brands, and its other brands, including Winston, Kool, Doral, Salem, Misty and Capri, are manufactured in a variety of styles and marketed in the United States.

•	American Snuff Company, LLC is the nation’s second-largest manufacturer of smokeless tobacco products. Its leading brands are Grizzly and Kodiak.

•	Santa Fe Natural Tobacco Company, Inc. manufactures and markets Natural American Spirit 100% additive-free natural tobacco products, including styles made with organic tobacco.

•	Niconovum USA, Inc. and Niconovum AB market innovative nicotine replacement therapy products in the United States and Sweden, respectively, under the ZONNIC brand name.

•	R.J. Reynolds Vapor Company manufactures and markets VUSE e-cigarettes, a highly differentiated vapor product.

About Lorillard, Inc.

Lorillard, Inc. (NYSE: LO), through its Lorillard Tobacco Company subsidiary, is the third largest manufacturer of cigarettes in the United States. Founded in 1760, Lorillard Tobacco is the oldest continuously operating tobacco company in the U.S. Newport, Lorillard’s flagship premium cigarette brand, is the top selling menthol and second largest selling cigarette in the U.S. In addition to Newport, the Lorillard product line has four additional cigarette brand families marketed under the Kent, True, Maverick and Old Gold brand names. These five brands include 43 different product offerings which vary in price, taste, flavor, length and packaging. Lorillard, through its other subsidiaries, is also a leading global electronic cigarette company, marketed under the blu eCigs and SKYCIG brands. Newport, Kent, True, Maverick, Old Gold, blu eCigs and SKYCIG are the registered trademarks of Lorillard and its subsidiaries. Lorillard maintains its corporate headquarters and manufactures all of its traditional cigarette products in Greensboro, North Carolina.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Statements included in this communication that are not historical in nature, including financial estimates and any statements as to regulatory approvals and the expected timing, completion and effects of the proposed merger to complete the acquisition, divestiture, related share purchase by BAT or its subsidiaries, and other related transactions (Proposed Transactions), constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this communication, and in any documents incorporated by reference, forward-looking statements include, without limitation, statements regarding the benefits of the Proposed Transactions, including future financial and operating results, the combined company’s plans, expectations, beliefs, intentions and future strategies, and other statements that are not historical facts, that are signified by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should” and similar expressions. These statements regarding future events or the future performance or results of the combined company inherently are subject to a variety of risks, contingencies and uncertainties that could cause actual results, performance or achievements to differ materially from those described in or implied in the forward-looking statements.

Among the risks, contingencies and uncertainties that could cause actual results to differ from those described in the forward-looking statements or could result in the failure of the Proposed Transactions to be consummated or, if consummated, could have an adverse effect on the results of operations, cash flows and financial position of RAI, are the following: the failure to obtain necessary regulatory or other approvals for the Proposed Transactions, or if obtained, the possibility of being subjected to conditions as a result of regulatory approval that could reduce the expected synergies and other benefits of the Proposed Transactions, result in a material delay in, or the abandonment of, the Proposed Transactions or otherwise have an adverse effect on RAI; the obligation to complete the Proposed Transactions even if financing is not available or is available on terms other than those currently anticipated, including financing less favorable to RAI than its current facilities, due to the absence of a financing condition in connection with the Proposed Transactions; the obligation to complete the Proposed Transactions even if there are adverse governmental developments with respect to menthol in cigarettes, and, once completed, the effect of such adverse governmental developments on RAI’s subsidiaries’ sales of products that contain menthol, which will represent a substantial portion of RAI’s consolidated sales; the failure to satisfy required closing conditions or complete the Proposed Transactions in a timely manner; the possibility of needing an alternative divestiture partner; the possibility of selling the transferred assets, including the brands currently expected to be divested, or which otherwise might be divested (in each case, subject to RAI’s binding obligations under the asset purchase agreement to complete the divestiture), on terms less favorable than the divestiture, due to the absence of a condition in connection with the merger that the divestiture be completed; the possibility of having to include the DORAL brand as part of the divestiture; the effect of the announcement of the Proposed Transactions on the ability to retain and hire key personnel, maintain business relationships, and on operating results and businesses generally; the effect of restrictions placed on RAI’s, Lorillard’s or their respective subsidiaries’ business activities and the limitations put on RAI’s and Lorillard’s ability to pursue alternatives to the Proposed Transactions pursuant to the merger agreement and the asset purchase agreement related to the divestiture; the possibility of delay or prevention of the Proposed Transactions by lawsuits challenging the Proposed Transactions filed against RAI, the members of the RAI board of directors, Lorillard, the members of the Lorillard board of directors and BAT; the uncertainty of the value of the merger consideration that Lorillard shareholders will receive in the Proposed Transactions due to a fixed exchange ratio and a potential fluctuation in the market price of RAI common stock; the reliance of R. J. Reynolds Tobacco Company (RJR Tobacco) on Imperial Tobacco’s ITG Brands, LLC subsidiary (Imperial Sub) to manufacture Newport on RJR Tobacco’s behalf for a period of time after the divestiture; RAI’s obligations to indemnify Imperial Sub for specified matters and to retain certain liabilities related to the transferred assets; the possibility of RAI’s and Lorillard’s directors and officers having interests in the Proposed Transactions that are different from, or in addition to, the interests of RAI and Lorillard shareholders generally; the possibility of changes in circumstances between the date of the signing of the merger agreement and the closing of the Proposed Transactions that are not reflected in the fairness opinions obtained by the boards of directors of RAI and Lorillard from their respective advisors; a termination of the governance agreement, referred to as the governance agreement, among RAI, BAT and Brown & Williamson Holdings, Inc. (B&W), an

indirect, wholly owned subsidiary of BAT, or certain provisions of it in accordance with its terms, including the limitations on B&W’s representation on the RAI board of directors and its board committees; the effect of the substantial additional indebtedness that RAI will incur in connection with the Proposed Transactions; the continuing decline in volume in the U.S. cigarette industry and RAI’s dependence on the U.S. cigarette industry; the impact of BAT’s significant beneficial ownership in RAI, the governance agreement and the provisions favoring BAT in the RAI articles of incorporation on RAI’s business, the RAI board of directors and other RAI shareholders; the possibility of actual results of operations, cash flows and financial position after the Proposed Transactions materially differing from the RAI unaudited pro forma condensed combined financial statements included in RAI’s Form S-4 described below; the difference in rights provided to Lorillard shareholders under Delaware law, the Lorillard certificate of incorporation and the Lorillard by-laws, as compared to the rights Lorillard shareholders will obtain as RAI shareholders under North Carolina law, the RAI articles of incorporation, the RAI bylaws and the governance agreement; the failure to realize projected synergies and other benefits from the Proposed Transactions; the incurrence of significant pre- and post-transaction related costs in connection with the Proposed Transactions; and the occurrence of any event giving rise to the right of a party to terminate the Proposed Transactions. Discussions of additional risks, contingencies and uncertainties are contained in RAI’s and Lorillard’s filings with the U.S. Securities and Exchange Commission (SEC).

Due to these risks, contingencies and other uncertainties, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of such statements. Except as provided by federal securities laws, neither RAI nor Lorillard is under any obligation to, and each expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

ADDITIONAL INFORMATION

RAI filed with the SEC a registration statement on Form S-4 that includes the Joint Proxy Statement of RAI and Lorillard that also constitutes a Prospectus of RAI. The Registration Statement on Form S-4 was declared effective by the SEC on December 22, 2014. RAI and Lorillard commenced mailing the definitive joint proxy statement/prospectus to their respective shareholders on or about December 22, 2014. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY, OR ANY AMENDMENTS OR SUPPLEMENTS THERETO, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT RAI, LORILLARD, THE PROPOSED TRANSACTIONS AND RELATED MATTERS. Investors and shareholders are able to obtain free copies of the Joint Proxy Statement/Prospectus and other documents filed with the SEC by RAI and Lorillard through the website maintained by the SEC at www.sec.gov. In addition, investors and shareholders are able to obtain free copies of the Joint Proxy Statement/Prospectus and other documents filed with the SEC by RAI by contacting RAI Investor Relations at raiinvestorrelations@reynoldsamerican.com or by calling (336) 741-5165 or at RAI’s website at www.reynoldsamerican.com, and are able to obtain free copies of the Joint Proxy Statement/Prospectus and other documents filed with the SEC by Lorillard by contacting Lorillard Investor Relations at investorrelations@lortobco.com or by calling (336) 335-7000 or at Lorillard’s website at www.lorillard.com.

NO OFFER OR SOLICITATION

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the acquisition, the merger or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.